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                                                                     EXHIBIT 5.1

                        [JACKSON WALKER LLP LETTERHEAD]

                                January 30, 2001

Mobility Electronics, Inc.
7955 East Redfield Road
Scottsdale, Arizona 85260


        Re:  Registration Statement on Form S-1 for Mobility Electronics, Inc.

   Ladies and Gentlemen:

         We are acting as counsel for Mobility Electronics, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the resale by certain stockholders of up to 5,724,266 shares of the Company's Common Stock, par value $0.01 per share (the "Shares"). A Registration Statement on Form S-1 covering the resale of the Shares is expected to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof.

         In reaching the conclusions expressed in this opinion, we have examined and relied upon originals or certified copies of all documents, certificates and instruments as we have deemed necessary to the opinions expressed herein. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity of original documents to all copies submitted to us.

         Based solely upon the foregoing, subject to the comments hereinafter stated, and limited in all respects to the laws of the State of Delaware and the federal laws of the United States of America, it is our opinion that the Shares have been validly and legally issued, and are fully paid and nonassessable.

         We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.


                                                     Very truly yours,


                                                     /s/ JACKSON WALKER L.L.P.
                                                     JACKSON WALKER L.L.P.